Exhibit 31.3

CERTIFICATIONS PURSUANT TO RULE 13a-14(a) OR 15d-14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Joshua Riggs, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Oncocyte Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2023

/s/ Joshua Riggs
Joshua Riggs
Chief Executive Officer
(Principal Executive Officer)